UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2010

ScanSource, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	000-26926	57-0965380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Logue Court

Greenville, South Carolina 29615

(Address of principal executive offices) (zip code)

(864) 288-2432

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of the shareholders on December 2, 2010. The Company received proxies totaling 95.06% of its issued and outstanding shares of common stock representing 25,566,707 shares of common stock, as of the record date. The shareholders voted on the following proposals and the results of the voting are presented below.

Election of Directors

The Company’s shareholders approved the slate of directors consisting of five members to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified.

Nominee

	Votes for	Votes Withheld
Michael L. Baur	21,948,266	2,021,903
Steven R. Fischer	23,131,898	838,271
Michael J. Grainger	23,608,443	361,726
John P. Reilly	23,532,460	437,709
Charles R. Whitchurch	23,607,283	362,886

Ratification of Independent Auditor

The Company’s shareholders approved the ratification of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending June 30, 2011.

For	Against	Abstain
24,659,879	903,728	3,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ScanSource, Inc.

December 3, 2010	By:	/s/ Michael L. Baur
	Name:	Michael L. Baur
	Its:	Chief Executive Officer

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